SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 12, 2004

GenCorp Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-01520	34-0244000

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of Principal Executive Offices)	(Zip Code)

P.O. Box 537012, Sacramento, California	95853-7012

(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code	(916) 355-4000

Item 2. Acquisition or Disposition of Assets

Attached hereto as Exhibit 99.1 and incorporated herein by this reference is the text of the registrant’s press release which was issued on July 12, 2004.

Exhibit 99.1 is a GenCorp Inc. press release dated July 12, 2004, in which GenCorp announced that the Company is currently in negotiations regarding the sale of its GDX Automotive business. For this reason, the Company also announced that it has rescheduled its fiscal 2004 second quarter earnings release and conference call to Thursday, July 15, 2004, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) from the previously scheduled date of Monday, July 12, 2004.

Item 7. Exhibits

     99.1      GenCorp Inc.’s press release dated July 12, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENCORP INC.
By: /s/ Mark A. Whitney Name: Mark A. Whitney Title: Vice President, Law; Deputy General Counsel and Assistant Secretary

Dated: July 16, 2004